EXHIBIT 99.1

Precision Metal Fab Racing

Financial Statements

As of March 31, 2012, December 31, 2011 and 2010

PRECISION METAL FAB RACING

INDEX TO FINANCIAL STATEMENTS

PAGE

Independent Auditor’s Report	2

Balance Sheets – March 31, 2012, December 31, 2011 and 2010	3

Statements of Operations – For the Three Months Ended March 31, 2012 and for the Years Ended
December 31, 2011 and 2010	4

Statements of Owner’s Capital – For the Three Months Ended March 31, 2012 and
For the Years Ended December 31, 2011 and 2010	5

Statements of Cash Flows – For the Three Months Ended March 31, 2012 and
For the Years Ended December 31, 2011 and 2010	6

Notes to Financial Statements	7

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INDEPENDENT AUDITOR’S REPORT

Owners

Precision Metal Fab Racing

Minneapolis, Minnesota

We were engaged to audit the accompanying balance sheets of Precision Metal Fab Racing as of December 31, 2011 and 2010, and the related statements of operations, owner’s capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.

The Company did not take a physical inventory of merchandise at December 31, 2011 or 2010, which is stated at $144,000 and $188,000, respectively, in the accompanying financial statements. The Company’s records do not permit the application of other auditing procedures to inventories.

Also, the Company’s inventories and cost of goods sold are accounted for on a cash basis, which should be recorded on an accrual basis in order to conform with accounting principles generally accepted in the United States of America.

Since the Company did not take a physical inventory and we were unable to apply other auditing procedures to satisfy ourselves as to inventory quantities, and the Company did not properly account for inventories and costs of goods sold, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on these financial statements.

We were also engaged to review the March 31, 2012 financial statements, but the scope of our work was not sufficient to complete the review for the same reasons as listed above.

/s/ Hein & Associates LLP

Denver, Colorado

August 13, 2012

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PRECISION METAL FAB RACING

BALANCE SHEETS

	March 31,	December 31,
	2012	2011	2010

ASSETS
Current Assets:
Cash and cash equivalents	$95,840	$60,123	$29,803
Accounts receivable	7,610	7,610	6,862
Inventories	149,380	144,000	188,000
Total current assets	252,830	211,733	224,665

Property and Equipment, net	44,435	49,815	61,091

Total Assets	$297,265	$261,548	$285,756

LIABILITIES AND OWNER’S CAPITAL

Current Liabilities:
Accounts payable	$2,654	$7,134	$9,250
Accrued expenses	121	801	1,776
Total current liabilities	2,775	7,935	11,026

Owner’s Capital	294,490	253,613	274,730

Total Liabilities and Owner’s Capital	$297,265	$261,548	$285,756

See accompanying notes to these financial statements.

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PRECISION METAL FAB RACING

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,	December 31,
	2012	2011	2010

Net Sales	$195,978	$667,098	$584,337

Costs and Expenses:
Cost of products sold	138,650	569,580	497,842
Selling, general and administrative	9,233	50,512	51,761
Depreciation and amortization	5,380	21,518	21,841
Total costs and expenses	153,263	641,610	571,444

Net Income (Loss)	$42,715	$25,488	$12,893

See accompanying notes to these financial statements.

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PRECISION METAL FAB RACING

STATEMENTS OF OWNER’S CAPITAL

FOR THE THREE MONTHS ENDED MARCH 31, 2012
AND FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Balance at January 1, 2010	$308,636

Net income	12,893
Distributions	(46,799)

Balance at December 31, 2010	274,730

Net income	25,488
Distributions	(46,605)

Balance at December 31, 2011	253,613

Net income	42,715
Distributions	(1,838)

Balance at March 31, 2012	$294,490

See accompanying notes to these financial statements.

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PRECISION METAL FAB RACING

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,	December 31,
	2012	2011	2010

Cash Flows from Operating Activities:
Net income	$42,715	$25,488	$12,893
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,380	21,518	21,841
Changes in operating assets and liabilities:
Accounts receivable	0	(748)	14,422
Inventories	(5,380)	44,000	4,500
Accounts payable	(4,480)	(2,116)	2,014
Accrued liabilities	(680)	(975)	572
Net cash provided by (used in) operating activities	37,555	87,167	56,242

Cash Flows from Investing Activities:
Purchases of property and equipment, net	0	(10,242)	(7,027)
Net cash provided by (used in) investing activities	0	(10,242)	(7,027)

Cash Flows from Financing Activities:
Distributions paid	(1,838)	(46,605)	(46,799)
Net cash provided by (used in) financing activities	(1,838)	(46,605)	(46,799)

Increase (Decrease) in Cash and Cash Equivalents	35,717	30,320	2,416

Cash and Cash Equivalents, beginning of year	60,123	29,803	27,387

Cash and Cash Equivalents, end of year	$95,840	$60,123	$29,803

See accompanying notes to these financial statements.

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1.	Organization and Significant Accounting Policies

Organization and Business – Precision Metal Fab Racing (the “Company” or PMFR) (a business-owned by a sole proprietor) is an experienced manufacturer and marketer of high performance racing and custom motorcycle components and accessories. The Company was started in 1978, and is based in Shakopee, Minnesota and markets its products directly through its proprietary catalogs, website and certain distributors.

Basis of Presentation – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Despite management’s best effort to establish good faith estimates and assumptions; actual results may differ from these estimates.

The balance sheet as of March 31, 2012, the statement of operations, owner’s capital, and cash flows for the months ended March 31, 2012 have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position, as of March 31, 2012 and results of operations, owner’s capital, and cash flows for the three months ended March 31, 2012 have been made.

Revenue Recognition – Revenue is recognized when risk and title on products passes to the customer. Generally, both risk and title pass to the customers at date of shipment via common carrier. There is no right of return for customers, other than for defective products.

Revenue includes shipping and handling fees of $11,150 for the three months ended March 31, 2012 and $40,420 and $33,365 for the years ended 2011 and 2010, respectively.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company periodically maintains cash balances at commercial banks in excess of insured limits.

Accounts Receivable and Allowance for Doubtful Accounts – The Company’s headquarters are located in Minnesota and its customers are geographically disbursed throughout the United States. All amounts are due in 30 days and no interest is charged on account balances. The Company reviews all receivable balances for risk of loss, and as of March 31, 2012 and December 31, 2011 and 2010, there were no allowance for doubtful accounts.

Inventories –Inventories, consisting of raw materials and finished products, are stated at the lower of cost (first-in, first-out method) or market and are recorded under the cash basis method. Cost of finished products includes materials and contracted conversion costs. The Company records provisions for slow-moving inventory to the extent the cost of inventory exceeds estimated net realizable value.

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Property and Equipment – Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets ranging from three to seven years using an accelerated method of depreciation. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. Upon disposing of assets, the related cost and accumulated depreciation are removed from the books and the resulting gain or loss, if any, is recognized in the year of the disposition.

Income Taxes – The Company files its tax returns in the United States and Minnesota. As a sole proprietor, the Company will not be required to pay federal income taxes applicable to federal taxable income. Income and losses after that date will be included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies.

The Company has not recorded any liabilities as of December 31, 2011 related to its assessment of uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2011, the Company made no provision for interest or penalties related to uncertain tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions.

Impairment of Long-Lived Assets – Impairment losses are recorded on long-lived assets used in operations when impairment indicators are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. When impairment is indicated, a loss is recognized for the excess of the carrying values over the fair values. The Company has not recorded any impairment or long-lived assets.

Fair Value of Financial Instruments – The carrying value of cash and cash equivalents, trade accounts receivable and payable, and accrued liabilities and expenses are considered to approximate fair value due to the short-term nature of these instruments.

2.	INVENTORIES

Inventories consist of the following:

	March 31,	December 31,
	2012	2011	2010

Raw materials	$0	$0	$0
Finished goods	149,380	144,000	188,000
	$149,380	$144,000	$188,000

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3.	PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are comprised of the following:

	March 31,	December 31,
	2012	2011	2010

Shop office equipment	$466,589	$466,589	$456,349
Equipment	24,422	24,422	24,422
	491,011	491,011	480,771
Less accumulated depreciation	(446,576)	(441,196)	(419,680)

	$44,435	$49,815	$61,091

Depreciation and amortization expense for the years ended December 31, 2011 and 2010 was $21,518 and $21,841, respectively, and $5,380 for the period ended March 31, 2012.

4.	CONTINGENCIES AND COMMITMENTS

Operating Leases – The Company has a warehouse lease. The lease expired on April 30, 2012. The current rent payment is based on a monthly rental fee.

Rent expense was $33,000 for the years ended December 31, 2011 and 2010, respectively, and $8,250 for the period ended March 31, 2012.

Concentrations of Credit Risk – Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk, whether on or off balance sheet, that arise from financial instruments, exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

5.	SUBSEQUENT EVENTS

On April 24, 2012 the Company sold all its assets to PMFR Inc., a wholly owned subsidiary of Viper Powersports Inc. (VPWI) for $640,000 in cash. The Company will continue to be based at its current facility and the former owner has agreed to remain with PMFR, Inc. and remain in charge of product marketing and operations. VPWI issued approximately $48,000 of its shares as a condition of an employment contract.

Subsequent events have been evaluated through August 13, 2012, the date the financial statements were available to be issued.

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